Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-227635) pertaining to the 2011 Equity Incentive Plan, the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan of SVMK Inc. (as amended on August 22, 2019),

(2)	Registration Statement (Form S-8 No. 333-229879) pertaining to the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan of SVMK Inc. (as amended on August 22, 2019), and
(3)	Registration Statement (Form S‐8 No. 333‐236709) pertaining to the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan of SVMK Inc. (as amended on August 22, 2019);

of our reports dated February 18, 2021, with respect to the consolidated financial statements of SVMK Inc. and the effectiveness of internal control over financial reporting of SVMK Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

San Francisco, California

February 18, 2021